Exhibit 23.1



   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-61237) and the related Prospectus of Giddings & Lewis, Inc. for the registration of $250 million of debt securities and to the incorporation by reference therein of: (1) our reports dated January 27, 1995 with respect to the consolidated financial statements of Giddings & Lewis, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994 and the related financial statement schedule included therein; and (2) our report dated March 3, 1995, except for Note 11, as to which the date is April 24, 1995, with respect to the financial statements of Fadal Engineering Co., Inc. included in the Current Report on Form 8-K of Giddings & Lewis, Inc. dated April 24, 1995, both filed with the Securities and Exchange Commission.


                                           ERNST & YOUNG LLP


   Milwaukee, Wisconsin
   August 8, 1995